Exhibit 99.1

PCSB Financial Corporation Announces Third Fiscal Quarter Results and

Declares Quarterly Cash Dividend

Yorktown Heights, New York; April 25, 2019 – PCSB Financial Corporation (the “Company”) (NASDAQ: PCSB), parent of PCSB Bank (the "Bank"), today announced net income of $2.0 million, or $0.12 per basic and diluted share, for the three months ended March 31, 2019 compared to $2.3 million, or $0.14 per basic and diluted share, for the three months ended December 31, 2018 and $2.2 million, or $0.13 per basic and diluted share, for the three months ended March 31, 2018.

On a non-GAAP basis, which excludes certain nonrecurring items, the Company recorded net income of $2.0 million, or $0.12 per diluted share for the three months ended March 31, 2019 as compared to net income of $2.2 million, or $0.13 per diluted share for the three months ended December 31, 2018 and $2.0 million, or $0.12 per diluted share, for the three months ended March 31, 2018. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

In conjunction with grants under the stockholder-approved 2018 Equity Incentive Plan, the Company recorded $829,000, or $631,000 net of taxes, of stock-based compensation expense in the current quarter, compared to $482,000, or $364,000 net of taxes in the prior quarter. No such expense was recorded in the prior year period. This additional expense reduced diluted earnings per share by $0.04 in the current quarter, $0.02 in the prior quarter, and had no impact in the prior year quarter.

President’s Comments

Commenting on the Company’s results, Joseph Roberto, Chairman, President and Chief Executive Officer of PCSB Financial Corporation, said, “I am pleased to report continued progress in our second year as a public company. Year-to-date non-GAAP net income improved by 20.6% over the year ago period, supported by a nearly 10% increase in the average balance of loans for the same period. Asset quality remains strong as the ratio of non-performing assets to total assets decreased to 0.23% at March 31, 2019 from 0.27% at December 31, 2018, and decreased by more than half from 0.50% a year ago. During the third fiscal quarter, we also completed our first share repurchase program as part of our capital management program. As we continue to move forward in our third year as public company, we hope to build on these results as we strive to create value for our shareholders. I am also pleased to announce that our Board of Directors declared a quarterly cash dividend of $0.04 per share, representing a 33% increase over last quarter’s dividend.”

Income Statement Summary

Net interest income increased $594,000, or 5.9%, to $10.7 million for the three months ended March 31, 2019, compared to the same period in 2018 and was unchanged from the previous quarter. The increase in net interest income compared to the prior year is primarily a result of a $99.6 million, or 7.3%, increase in average interest earning assets, partially offset by a five basis point decrease in the net interest margin. The increase in average interest earning assets is primarily due to a $70.1 million increase in average loans. The net interest margin was 2.94% for the three months ended March 31, 2019, a decrease of five basis points compared to 2.99% in the prior year quarter. Despite continued asset growth and a higher yielding asset mix, the margin has been impacted by rising funding costs due to higher short-term interest rates along with competitive pricing. The cost of interest-bearing deposits was 1.04% for the three months ended March 31, 2019 compared to 0.58% for the three months ended March 31, 2018, an increase of 46 basis points. The Company has experienced a shift in deposit mix as customers in lower costing saving products moved to higher rate money market and time deposits. Net interest income was unchanged compared to the prior quarter as balance sheet growth was offset by a six basis point decrease in net interest margin, driven by higher market interest rates on deposits.

The provision for loan losses was $7,000 for the three months ended March 31, 2019 compared to $6,000 in the prior quarter and $54,000 for the same period in 2018. Charge-offs, net of recoveries, were $5,000 for the three months ended March 31, 2019 compared to $22,000 for the three months ended December 31, 2018 and recoveries, net of charge-offs, of $99,000 for the three months ended March 31, 2018.  Loans classified as substandard or doubtful decreased $1.2 million, or 11.3%, to $9.0 million at March 31, 2019 from $10.2 million at December 31, 2018 and decreased $10.6 million, or 53.9%, from $19.6 million at March 31, 2018. Non-performing loans as a percent of total loans receivable was 0.30% as of March 31, 2019, a decrease from 0.39% as of December 31, 2018 and 0.80% as of March 31, 2018.

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Noninterest income increased $67,000 to $579,000 for the three months ended March 31, 2019 compared to the same period in 2018, primarily due to increased deposit fees and loan processing fees. Noninterest income decreased $341,000 from the three months ended December 31, 2018, primarily due to a $76,000 decrease in swap income, as well as nonrecurring gains recognized in the prior quarter totaling $239,000 related to the sales of bank premises, securities, and REO.

Noninterest expense increased $865,000 to $8.7 million for the three months ended March 31, 2019 compared to the same period in 2018 and increased $118,000 compared to the three months ended December 31, 2018. The $865,000 increase from the prior year period was caused primarily by a $957,000 increase in salaries and employee benefits, partially offset by a $92,000 decrease in all other noninterest expenses. The increase in salaries and employee benefits was primarily due to $829,000 of stock-based compensation expense recorded in the current quarter, as well as a $110,000 increase in salaries as a result of additional staffing. The $118,000 increase in noninterest expense from the three months ended December 31, 2018 was primarily due to a $313,000 increase in salaries and benefits expense driven primarily by $347,000 increase in stock-based compensation as it was a partial expense in the prior quarter, partially offset by a $90,000 loss on a receivable recorded in the prior quarter, and a net decrease of $105,000 in all other noninterest expenses.

The effective income tax rate was 23.9% for the three months ended March 31, 2019, as compared to 24.5% for the three months ended December 31, 2018. The effective tax rate, adjusted for the one-time effects of the Tax Cuts and Jobs Act, was 27.9% for the three months ended March 31, 2018. Beginning on July 1, 2018, the Company began to realize the full benefits of the reduction in the corporate income tax rate which became effective in January 2018.

Balance Sheet Summary

Total assets increased $43.6 million to $1.52 billion at March 31, 2019 from $1.48 billion at June 30, 2018.  This increase was primarily due to increases of $33.3 million in loans receivable and $25.0 million in cash and cash equivalents, partially offset by a decrease of $18.6 million in total investment securities. The increase in cash and cash equivalents is primarily due to increases in deposits and FHLB advances. The $33.3 million increase in loans was the result of $127.7 million of originations and loan purchases, partially offset by $94.4 million of net amortization and repayments on the remaining portfolio.

Total liabilities increased $52.8 million to $1.25 billion at March 31, 2019 from $1.19 billion at June 30, 2018.  This increase was primarily due to increases of $44.7 million in total deposits and $7.4 million in FHLB advances.

Total shareholders’ equity decreased $9.2 million to $278.3 million at March 31, 2019 from $287.6 million at June 30, 2018.  This decrease was primarily due to the repurchase of $18.3 million in common stock and $1.5 million of cash dividends paid, partially offset by net income of $6.6 million, $2.8 million of stock-based compensation and reduction in unearned ESOP shares for plan shares earned during the period, as well as other comprehensive income of $1.2 million, primarily due to the decrease in net unrealized losses on investment securities. During the current quarter, the Company completed its first stock repurchase plan, under which 908,256 shares of common stock were repurchased at an average cost of $20.15 per share.

At March 31, 2019, the Company’s book value per share and tangible book value per share were $15.63 and $15.27, respectively, compared to $15.83 and $15.47, respectively, at June 30, 2018.  Reconciliations of book value per share (GAAP measure) to tangible book value per share (non-GAAP measure) appear at the end of this release. At March 31, 2019, the Bank was considered “well capitalized” under applicable regulatory guidelines.

Dividend

The Board of Directors declared a regular quarterly cash dividend of $0.04 per share. The dividend is payable on or about May 31, 2019 to stockholders of record on May 17, 2019.

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About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered commercial bank and has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272

3

PCSB Financial Corporation and Subsidiaries

Consolidated Balance Sheets (unaudited)

(amounts in thousands, except share data)

	March 31,	June 30,
	2019	2018
ASSETS
Cash and due from banks	$85,875	$60,684
Federal funds sold	1,230	1,461
Cash and cash equivalents	87,105	62,145
Held to maturity debt securities, at amortized cost (fair value of $351,184 and $343,188, respectively)	354,000	353,183
Available for sale debt securities, at fair value	86,014	105,472
Total investment securities	440,014	458,655
Loans receivable, net of allowance for loan losses of $4,945 and $4,904, respectively	935,680	902,336
Accrued interest receivable	5,037	4,358
Federal Home Loan Bank stock	2,384	2,050
Premises and equipment, net	11,497	11,598
Deferred tax asset, net	2,372	2,622
Foreclosed real estate	653	460
Bank-owned life insurance	24,157	23,747
Goodwill	6,106	6,106
Other intangible assets	348	433
Other assets	8,405	5,677
Total assets	$1,523,758	$1,480,187
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing deposits	$1,064,294	$1,025,574
Non-interest bearing deposits	137,899	131,883
Total deposits	1,202,193	1,157,457
Mortgage escrow funds	7,675	8,803
Advances from Federal Home Loan Bank	26,248	18,841
Other liabilities	9,326	7,527
Total liabilities	1,245,442	1,192,628
Commitments and contingencies	-	-
Preferred stock ($0.01 par value, 10,000,000 shares authorized, no shares issued or outstanding as of March 31, 2019 and June 30, 2018, respectively)	-	-
Common stock ($0.01 par value, 200,000,000 shares authorized, 18,712,295 and 18,165,110 shares issued, and 17,804,039 and 18,165,110 shares outstanding as of March 31, 2019 and June 30, 2018, respectively)	187	182
Additional paid in capital	181,066	179,045
Retained earnings	133,483	128,365
Unearned compensation - ESOP	(12,364)	(13,083)
Accumulated other comprehensive loss, net of income taxes	(5,751)	(6,950)
Treasury stock, at cost (908,256 shares as of March 31, 2019 and no shares as of June 30, 2018)	(18,305)	-
Total shareholders' equity	278,316	287,559
Total liabilities and shareholders' equity	$1,523,758	$1,480,187

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PCSB Financial Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Interest and dividend income
Loans receivable	$10,413	$9,103	$30,632	$27,092
Investment securities	2,619	2,368	7,413	6,882
Federal funds and other	614	177	1,450	628
Total interest and dividend income	13,646	11,648	39,495	34,602
Interest expense
Deposits	2,741	1,380	7,172	3,954
FHLB advances	168	125	378	443
Total interest expense	2,909	1,505	7,550	4,397
Net interest income	10,737	10,143	31,945	30,205
Provision for loan losses	7	54	71	389
Net interest income after provision for loan losses	10,730	10,089	31,874	29,816
Noninterest income
Fees and service charges	436	352	1,311	1,145
Bank-owned life insurance	131	136	410	430
Gains on sales of securities, net	-	-	55	173
Other	12	24	364	170
Total noninterest income	579	512	2,140	1,918
Noninterest expense
Salaries and employee benefits	5,757	4,800	16,341	14,530
Occupancy and equipment	1,340	1,326	3,865	3,904
Communications and data processing	476	477	1,430	1,447
Professional fees	396	465	1,182	1,257
Postage, printing, stationary and supplies	138	161	454	435
FDIC assessment	105	93	322	235
Advertising	131	112	349	456
Amortization of intangible assets	29	32	85	97
Other operating expenses	326	367	1,258	1,491
Total noninterest expense	8,698	7,833	25,286	23,852
Net income before income tax expense	2,611	2,768	8,728	7,882
Income tax expense	625	591	2,089	3,947
Net income	$1,986	$2,177	$6,639	$3,935
Earnings per common share:
Basic	$0.12	$0.13	$0.40	$0.23
Diluted	$0.12	$0.13	$0.40	$0.23
Weighted average common shares:
Basic	16,204,393	16,820,726	16,645,287	16,789,131
Diluted	16,261,755	16,820,726	16,659,746	16,789,131

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited)

(dollar amounts in thousands)

	Three Months Ended March 31,
	2019			2018
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate
Assets:
Loans receivable	$913,634	$10,413	4.57%	$843,557	$9,103	4.32%
Investment securities	445,604	2,619	2.35	471,932	2,368	2.01
Other interest-earning assets	98,717	614	2.52	42,860	177	1.68
Total interest-earning assets	1,457,955	13,646	3.75	1,358,349	11,648	3.44
Non-interest-earning assets	58,541			56,874
Total assets	$1,516,496			$1,415,223

Liabilities and equity:
NOW accounts	$116,781	52	0.18	$113,178	49	0.18
Money market accounts	126,438	368	1.18	42,448	50	0.48
Savings accounts and escrow	392,537	239	0.24	496,574	297	0.24
Time deposits	428,643	2,082	1.97	314,815	984	1.27
Total interest-bearing deposits	1,064,399	2,741	1.04	967,015	1,380	0.58
Federal Home Loan Bank advances	26,259	168	2.61	27,444	125	1.84
Total interest-bearing liabilities	1,090,658	2,909	1.08	994,459	1,505	0.62
Non-interest-bearing deposits	133,671			129,905
Other non-interest-bearing liabilities	11,242			6,719
Total liabilities	1,235,571			1,131,083
Total shareholders' equity	280,925			284,140
Total liabilities and shareholders' equity	$1,516,496			$1,415,223

Net interest income		$10,737			$10,143
Interest rate spread (1)			2.67			2.82
Net interest margin (2)			2.94			2.99
Average interest-earning assets to interest-bearing liabilities	133.68%			136.59%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Net Interest Margin Analysis (unaudited) - Continued

(dollar amounts in thousands)

	Nine Months Ended March 31,
	2019			2018
	Average Balance	Interest / Dividends	Average Rate	Average Balance	Interest / Dividends	Average Rate
Assets:
Loans receivable	$908,674	$30,632	4.49%	$828,138	$27,092	4.36%
Investment securities	446,398	7,413	2.21	477,199	6,882	1.92
Other interest-earning assets	83,938	1,450	2.30	55,502	628	1.51
Total interest-earning assets	1,439,010	39,495	3.66	1,360,839	34,602	3.39
Non-interest-earning assets	55,334			57,927
Total assets	$1,494,344			$1,418,766

Liabilities and equity:
NOW accounts	$117,522	157	0.18	$113,365	146	0.17
Money market accounts	95,407	788	1.10	33,854	93	0.37
Savings accounts and escrow	423,922	780	0.25	508,259	930	0.24
Time deposits	408,210	5,447	1.78	306,527	2,785	1.21
Total interest-bearing deposits	1,045,061	7,172	0.91	962,005	3,954	0.55
Federal Home Loan Bank advances	22,395	378	2.25	34,712	443	1.70
Total interest-bearing liabilities	1,067,456	7,550	0.94	996,717	4,397	0.59
Non-interest-bearing deposits	131,507			131,629
Other non-interest-bearing liabilities	8,344			7,590
Total liabilities	1,207,307			1,135,936
Total shareholders' equity	287,037			282,830
Total liabilities and shareholders' equity	$1,494,344			$1,418,766

Net interest income		$31,945			$30,205
Interest rate spread (1)			2.72			2.80
Net interest margin (2)			2.96			2.96
Average interest-earning assets to interest-bearing liabilities	134.81%			136.53%

(1) Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(2) Net interest margin represents annualized net interest income divided by average interest-earning assets.

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PCSB Financial Corporation and Subsidiaries

Condensed Financial Information (unaudited)

(amounts in thousands, except per share data)

	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Condensed Balance Sheets
Cash and cash equivalents	$87,105	$143,119	$68,323	$62,145	$36,505
Total investment securities	440,014	452,463	441,748	458,655	473,651
Loans receivable, net	935,680	904,377	905,093	902,336	886,718
Other assets	60,959	57,356	59,331	57,051	60,095
Total assets	$1,523,758	$1,557,315	$1,474,495	$1,480,187	$1,456,969

Total deposits and escrow	$1,209,868	$1,234,409	$1,158,102	$1,166,260	$1,095,581
Advances from Federal Home Loan Bank	26,248	26,279	18,810	18,841	68,872
Other liabilities	9,326	7,845	7,706	7,527	7,856
Total liabilities	1,245,442	1,268,533	1,184,618	1,192,628	1,172,309
Total shareholders' equity	278,316	288,782	289,877	287,559	284,660
Total liabilities and shareholders' equity	$1,523,758	$1,557,315	$1,474,495	$1,480,187	$1,456,969

	Quarter Ended					Nine Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	March 31, 2019	March 31, 2018
Condensed Income Statements
Interest income	$13,646	$13,240	$12,609	$13,358	$11,648	$39,495	$34,602
Interest expense	2,909	2,496	2,145	1,926	1,505	7,550	4,397
Net interest income	10,737	10,744	10,464	11,432	10,143	31,945	30,205
Provision for loan losses	7	6	58	25	54	71	389
Noninterest income	579	920	641	601	512	2,140	1,918
Noninterest expense	8,698	8,580	8,008	8,264	7,833	25,286	23,852
Income before income tax expense	2,611	3,078	3,039	3,744	2,768	8,728	7,882
Income tax expense	625	754	710	1,075	591	2,089	3,947
Net income	$1,986	$2,324	$2,329	$2,669	$2,177	$6,639	$3,935

Earnings per share:
Basic	$0.12	$0.14	$0.14	$0.16	$0.13	$0.40	$0.23
Diluted	$0.12	$0.14	$0.14	$0.16	$0.13	$0.40	$0.23

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PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited)

	Quarter Ended					Nine Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	March 31, 2019	March 31, 2018
Performance Ratios (1):
Return on average assets	0.52%	0.62%	0.63%	0.72%	0.62%	0.59%	0.37%
Return on average equity	2.83%	3.20%	3.22%	3.73%	3.06%	3.08%	1.86%
Interest rate spread	2.67%	2.75%	2.73%	3.04%	2.82%	2.72%	2.80%
Net interest margin	2.94%	3.00%	2.94%	3.23%	2.99%	2.96%	2.96%
Adjusted Efficiency ratio (2)	76.86%	74.12%	72.11%	71.17%	73.51%	74.38%	74.36%

Noninterest income to average assets	0.15%	0.25%	0.17%	0.16%	0.14%	0.19%	0.18%
Noninterest expense to average assets	2.29%	2.30%	2.17%	2.24%	2.21%	2.26%	2.24%

Average interest-earning assets to average interest-bearing liabilities	133.68%	135.40%	135.38%	134.26%	136.59%	134.81%	136.53%
Average equity to average assets	18.52%	19.48%	19.63%	19.41%	20.08%	19.21%	19.93%
Dividend payout ratio (3)	24.97%	22.42%	21.64%	18.88%	0.00%	22.91%	0.00%

9

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of and for the quarter ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Loans to deposits	77.83%	73.81%	78.49%	77.96%	81.50%

Share Data:
Shares outstanding	17,804,039	18,490,225	18,165,110	18,165,110	18,165,110
Book value per common share	$15.63	$15.62	$15.96	$15.83	$15.67
Tangible book value per common share (4)	$15.27	$15.27	$15.60	$15.47	$15.31

Asset Quality Ratios:
Non-performing loans receivable	$2,847	$3,576	$5,630	$6,002	$7,165
Non-performing assets	$3,500	$4,148	$6,384	$6,462	$7,307
Allowance for loan losses as a percent of total loans receivable	0.53%	0.54%	0.54%	0.54%	0.52%
Total valuation adjustment as a percent of total gross loans receivable (5)	0.66%	0.69%	0.70%	0.71%	0.70%
Allowance for loan losses as a percent of non-performing loans receivable	173.67%	138.23%	88.08%	81.71%	64.54%
Non-performing loans as a percent of total loans receivable, net	0.30%	0.39%	0.62%	0.66%	0.80%
Non-performing assets as a percent of total assets	0.23%	0.27%	0.43%	0.44%	0.50%

Net charge-offs (recoveries)	$5	$22	$3	$(255)	$(99)
Net charge-offs (recoveries) to average outstanding loans during the period (1)	0.00%	0.00%	0.00%	(0.11%)	(0.05%)

Capital Ratios (6):
Tier 1 capital (to adjusted total assets)	13.71%	13.78%	13.80%	13.61%	13.97%
Common equity Tier 1 capital (to risk-weighted assets)	20.47%	20.73%	21.17%	21.11%	21.16%
Tier 1 capital (to risk-weighted assets)	20.47%	20.73%	21.17%	21.11%	21.16%
Total capital (to risk-weighted assets)	20.96%	21.23%	21.68%	21.62%	21.65%

(1) Performance ratios are annualized.

(2) Adjusted efficiency ratio is a non-GAAP measure and is defined as noninterest expense, less certain nonrecurring items, divided by operating revenue, which is equal to net interest income plus non-interest income excluding certain nonrecurring items. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the impact of certain one-time items and other discrete items that are unrelated to our core business. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(3) Dividends declared per share divided by net income per share.

(4) Tangible book value per share is a non-GAAP measure and equals total shareholders’ equity, less goodwill and other intangible assets, divided by shares outstanding.  We believe this disclosure may be meaningful to those investors who seek to evaluate our equity without giving effect to goodwill and other intangible assets. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

10

PCSB Financial Corporation and Subsidiaries

Selected Financial Data (unaudited) - Continued

(dollar amounts in thousands)

(5) Loans acquired in 2015 as part of the CMS Bancorp. Inc./CMS Bank acquisition were recorded at their estimated fair value at the acquisition date and did not include a carry-over of the related pre-acquisition allowance for loan losses. Total valuation adjustments equal the allowance for loan losses plus the remaining discounts on acquired loans. We believe this ratio provides investors a more meaningful comparison to periods presented prior to the 2015 acquisition, as well as to our peers. Reconciliations of GAAP to non-GAAP measures appear at the end of this release.

(6) Represents Bank ratios.

11

PCSB Financial Corporation and Subsidiaries

Loan and Deposit Portfolio (unaudited)

(amounts in thousands)

	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Mortgage loans:
Residential mortgages	$261,970	$248,575	$249,894	$250,578	$253,847
Commercial mortgage	499,284	499,930	495,944	495,265	484,810
Construction	16,302	16,023	16,890	17,352	16,098
Net deferred loan origination costs	843	842	859	1,041	1,203
Total mortgage loans	778,399	765,370	763,587	764,236	755,958
Commercial and consumer loans:
Commercial loans	126,514	107,899	110,196	104,135	96,096
Home equity credit lines	34,525	35,029	35,191	37,395	38,220
Consumer and overdrafts	459	321	344	745	344
Net deferred loan origination costs	728	701	734	729	724
Total commercial and consumer loans	162,226	143,950	146,465	143,004	135,384
Total loans receivable	940,625	909,320	910,052	907,240	891,342
Allowance for loan loss	(4,945)	(4,943)	(4,959)	(4,904)	(4,624)
Loans receivable, net	$935,680	$904,377	$905,093	$902,336	$886,718

	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Demand deposits	$137,899	$162,113	$131,024	$131,883	$127,319
Now accounts	120,353	123,251	121,449	117,875	114,899
Money market accounts	137,197	121,146	79,266	49,885	40,374
Savings	379,550	397,460	425,189	465,441	482,968
Time deposits	427,194	421,354	396,193	392,373	322,425
Total deposits	$1,202,193	$1,225,324	$1,153,121	$1,157,457	$1,087,985

12

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Nine Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	March 31, 2019	March 31, 2018
Computation of Adjusted Net Income and Earnings Per Share
Net income applicable to common stock	$1,986	$2,324	$2,329	$2,669	$2,177	$6,639	$3,935

Adjustments (1):
Losses on other receivables	-	68	-	292	-	68	132
Nonaccrual loan interest earned	-	-	-	(694)	-	-	(94)
Gain on sale of securities	-	(42)	-	(49)	-	(42)	(114)
Gain on sale of bank premises	-	(118)	-	-	-	(118)	-
Deferred tax re-measurement charge	-	-	-	-	(182)	-	1,570
Adjusted net income	$1,986	$2,232	$2,329	$2,218	$1,995	$6,547	$5,429

Average number of common shares outstanding:
Basic	16,204,393	16,852,718	16,869,100	16,844,747	16,820,726	16,645,287	16,789,131
Diluted	16,261,755	16,868,464	16,869,100	16,844,747	16,820,726	16,659,746	16,789,131
GAAP Earnings per share:
Basic	$0.12	$0.14	$0.14	$0.16	$0.13	$0.40	$0.23
Diluted	$0.12	$0.14	$0.14	$0.16	$0.13	$0.40	$0.23
Adjusted earnings per common share:
Basic	$0.12	$0.13	$0.14	$0.13	$0.12	$0.39	$0.32
Diluted	$0.12	$0.13	$0.14	$0.13	$0.12	$0.39	$0.32

(1) Amounts included in income before income tax expense are presented net of tax.

13

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Quarter Ended					Nine Months Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	March 31, 2019	March 31, 2018
Computation of Efficiency Ratio
Noninterest expense	$8,698	$8,580	$8,008	$8,264	$7,833	$25,286	$23,852
Adjustments:
Losses on other receivables	-	(90)	-	(370)	-	(90)	(200)
Adjusted noninterest expense	$8,698	$8,490	$8,008	$7,894	$7,833	$25,196	$23,652

Net interest income	$10,737	$10,744	$10,464	$11,432	$10,143	$31,945	$30,205
Noninterest income	579	920	641	601	512	2,140	1,918
Total revenue	11,316	11,664	11,105	12,033	10,655	34,085	32,123
Adjustments:
Nonaccrual loan interest earned	-	-	-	(879)	-	-	(142)
Gain on sale of securities	-	(55)	-	(63)	-	(55)	(173)
Gain on sale of bank premises	-	(155)	-	-	-	(155)	-
Adjusted operating revenue	$11,316	$11,454	$11,105	$11,091	$10,655	$33,875	$31,808

Efficiency ratio	76.86%	73.56%	72.11%	68.68%	73.51%	74.19%	74.25%
Adjusted efficiency ratio	76.86%	74.12%	72.11%	71.17%	73.51%	74.38%	74.36%

14

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Computation of Tangible Book Value per Common Share
Total shareholders' equity	$278,316	$288,782	$289,877	$287,559	$284,660
Adjustments:
Preferred stock	-	-	-	-	-
Common shareholders' equity	278,316	288,782	289,877	287,559	284,660
Adjustments:
Goodwill	(6,106)	(6,106)	(6,106)	(6,106)	(6,106)
Other intangible assets	(348)	(376)	(405)	(433)	(463)
Tangible common shareholders' equity	$271,862	$282,300	$283,366	$281,020	$278,091

Common shares outstanding	17,804,039	18,490,225	18,165,110	18,165,110	18,165,110

Book value per share	$15.63	$15.62	$15.96	$15.83	$15.67
Adjustments:
Effects of intangible assets	(0.36)	(0.35)	(0.36)	(0.36)	(0.36)

Tangible book value per common share	$15.27	$15.27	$15.60	$15.47	$15.31

	Quarter Ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Computation of valuation adjustment
Allowance for Loan losses	$4,945	$4,943	$4,959	$4,904	$4,624
Add: Purchase accounting marks	1,262	1,349	1,442	1,538	1,630
Total valuation adjustments	$6,207	$6,292	$6,401	$6,442	$6,254
Total gross loans	$940,625	$909,320	$910,052	$907,240	$891,342
Total valuation adjustments as a percent of total gross loans	0.66%	0.69%	0.70%	0.71%	0.70%

15

PCSB Financial Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures (unaudited) - Continued

(dollar amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Computation of Adjusted Effective Tax Rate
Net income (loss) before income tax expense	$2,611	$2,768	$8,728	$7,882

Income tax expense (benefit)	625	591	2,089	3,947
Adjustments:
Deferred tax re-measurement charge	-	182	-	(1,570)
Adjusted income tax expense (benefit)	$625	$773	$2,089	$2,377

Effective tax rate	23.9%	21.4%	23.9%	50.1%
Adjusted effective tax rate	23.9%	27.9%	23.9%	30.2%

16